                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                           COACHMEN INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                 COACHMEN LOGO

                           COACHMEN INDUSTRIES, INC.
                                 P. O. BOX 3300
                             ELKHART, INDIANA 46515
                                  219-262-0123

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 4, 2000

                               ------------------

To the Shareholders of
   COACHMEN INDUSTRIES, INC.

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of COACHMEN INDUSTRIES, INC., an Indiana corporation, will be held at Christiana Creek Country Club, 116 West Bristol Street, Elkhart, Indiana, on May 4, 2000 at 10:00 A.M., for the following purposes:

     1. To elect ten directors of the Company to hold office for the ensuing year.

     2.  To approve the Company's 2000 Omnibus Stock Incentive Program.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on March 21, 2000, are entitled to notice of and to vote at the meeting. Each such shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

     Whether or not you expect to attend the meeting, please sign, date and return the enclosed proxy in the enclosed envelope.

                                         By Order of the Board of Directors,

                                               CLAIRE C. SKINNER
                                                   Chairman

March 27, 2000

     PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES. A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                           COACHMEN INDUSTRIES, INC.
                                 P. O. BOX 3300
                             ELKHART, INDIANA 46515
                                  219-262-0123

                               ------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 4, 2000
                               ------------------

     This Proxy Statement is being mailed to shareholders of COACHMEN INDUSTRIES, INC. (the "Company") on or about March 27, 2000, and is furnished in connection with the Board of Directors' solicitation of proxies to be used at the Annual Meeting of Shareholders to be held on May 4, 2000, at the time and place and for the purposes set forth in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. The shareholder executing the proxy has the power to revoke it at any time prior to the voting thereof. The Annual Report to Shareholders for the year 1999 accompanies this Proxy Statement. Additional copies of the Report may be obtained by writing to the Secretary of the Company.

     The expenses in connection with the solicitation of the enclosed form of proxy, including postage, printing and handling, and actual expenses incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding documents to beneficial owners, will be paid by the Company. It is also expected that solicitation in person or by telephone will be made of some shareholders by certain directors, officers and employees of the Company without extra compensation. Also, the Company has retained Innisfree M&A Incorporated to aid in soliciting proxies, for a fee of $7,500, plus reasonable out-of-pocket expenses.

                               VOTING INFORMATION

     Each shareholder is entitled to one vote for each share of the Company's Common Stock held as of the record date. For purposes of the Annual Meeting, a quorum means a majority of the outstanding shares entitled to vote. As of the close of business on March 21, 2000, the record date for shareholders entitled to vote at the Annual Meeting there were outstanding 15,560,391 shares of Common Stock, entitled to one vote each. In determining whether a quorum exists at the Annual Meeting, all shares represented in person or by proxy will be counted. A shareholder may, with respect to the election of directors, (i) vote for the election of all named director nominees, (ii) withhold authority to vote for all named director nominees or (iii) vote for the election of all named director nominees other than any nominee with respect to whom the shareholder withholds authority to vote by so indicating in the appropriate space on the proxy. A shareholder may, with respect to the proposal to approve the 2000 Omnibus Stock Incentive Program (the "2000 Program"), vote for, abstain or vote against the proposal. Proxies properly executed and received by the Company prior to the Annual Meeting and not revoked will be voted as directed therein on all matters presented at the meeting. In the absence of a specific direction from the shareholder, proxies will be voted for the election of all named director nominees and for approval of the 2000 Program.

     The Directors are elected by a plurality of the votes cast by shares present in person or by proxy at the Annual Meeting and entitled to vote. For any other matter which may properly come before the meeting, including the approval of the 2000 Program, approval is obtained if the votes cast in favor exceed the votes cast in opposition. Accordingly, withholding authority to vote in the election of Directors, abstaining from voting with respect to the approval of the 2000 Program and broker non-votes will have no effect on any matter at the Annual Meeting.

     The Board of Directors knows of no other matter which may come up for action at the Annual Meeting. However, if any other matter properly comes before the meeting, the persons named in the proxy form enclosed will vote on the matter in accordance with their judgment.

     Shareholders wishing to include proposals in the Company's Proxy Statement and form of proxy for the next Annual Meeting of Shareholders must submit such proposals so that they are received by the Secretary of the Company at the address indicated on page 1 by no later than November 27, 2000.

     The Company's Bylaws provide that notice of proposed shareholder nominations for election of directors must be made in writing and delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of the Company not less than 60 days prior to the month and day of the last meeting of the shareholders called for the election of directors. The notice must contain information about each proposed nominee, including age, business and residence addresses and principal occupation, the number of shares of Common Stock beneficially owned and such other information as would be required to be included in a proxy statement soliciting proxies for the election of such proposed nominee. If the Chairman of the meeting of shareholders determines that a nomination was not made in accordance with the foregoing procedures, such nomination is void. The advance notice requirement affords the Board of Directors the opportunity to consider the qualifications of all proposed nominees and, to the extent deemed necessary or desirable by the Board, inform shareholders about such qualifications.

     For a shareholder to bring other business before the Annual Meeting, but not have it included in the proxy statement, timely notice must be submitted in writing, delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of the Company not less than 60 days prior to the month and day of mailing of the prior year's proxy statement. The notice must identify the proposing shareholder and his/her address, and contain a description of the proposed business and such other information as would be required to determine the appropriateness of including the proposal in a proxy statement.

                          STOCK OWNERSHIP INFORMATION

     The following table sets forth, as of the record date, information concerning the only parties known to Coachmen having beneficial ownership of more than 5 percent of its outstanding Common Stock and information with respect to the stock ownership of all directors and executive officers of the Company as a group.

                                                             NUMBER OF
                                                               SHARES
                     NAME AND ADDRESS                       BENEFICIALLY          PERCENT
                   OF BENEFICIAL OWNER                         OWNED              OF CLASS
                   -------------------                      ------------          --------
First Pacific Advisors, Inc.                                 2,650,500              17.0%
11400 West Olympic Blvd., Suite 1200
Los Angeles, California 90064
Brinson Partners, Inc.                                       1,296,499               8.3%
209 South LaSalle
Chicago, Illinois 60604
J. L. Kaplan Associates, LLC                                 1,107,150               7.1%
222 Berkeley Street, Suite 2010
Boston, Massachusetts 02116
Dimensional Fund Advisors, Inc.                                886,400               5.7%
1299 Ocean Avenue
Santa Monica, California 90401
Thomas H. Corson                                               576,150               3.7%
Retired Chairman of the Board
P.O. Box 504
Middlebury, Indiana 46540
Dorthy S. Corson                                               507,540               3.3%
(Wife of Thomas H. Corson)
P.O. Box 504
Middlebury, Indiana 46540
Directors and Executive Officers as a group (18 persons)     1,649,421              10.6%(1)

---------------

(1) The stock ownership of the executive officers named in the Summary Compensation Table is set forth under the heading "Election of Directors" except for Gene E. Stout, Executive Vice President, who owns 26,019 shares of which 14,000 are held under options exercisable within 60 days of the record date for the Annual Meeting, James P. Skinner, Senior Vice President, who owns 52,492 shares of which 12,750 are held under options exercisable within 60 days of the record date for the Annual Meeting and John T. Trant, Senior Vice President, who owns 13,550 shares of which 12,750 are held under options exercisable within 60 days of the record date for the Annual Meeting.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that certain of the Company's directors, officers and stockholders file with the Securities and Exchange Commission and the New York Stock Exchange an initial statement of beneficial ownership and certain statements of changes in beneficial ownership of Common Stock of the Company. Based solely on its review of such forms received by the Company and written representation from the directors and officers that no other reports were required, the Company is unaware of any instances of noncompliance, or late compliance, with the requirements during the fiscal year ended December 31, 1999 by its officers, directors or stockholders.

                             ELECTION OF DIRECTORS

     At the Annual Meeting, ten directors constituting the entire Board of Directors of the Company, are to be elected to hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualified. Unless otherwise indicated on the proxy form, the authority conferred by the proxy will be used for the purpose of voting in favor of the ten nominees listed below. If any such nominee shall be unable to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxies. The Board of Directors has no reason to believe that any such nominee will be unable to serve. The following information concerning the nominees and the number of shares of Common Stock of the Company owned of record and beneficially as of March 21, 2000 has been furnished by the nominees:

                                                                             TOTAL NUMBER
                                                                              OF SHARES
                                                             YEAR FIRST   BENEFICIALLY OWNED
                                                              ELECTED           AS OF
   NAME AND AGE                PRINCIPAL OCCUPATION(1)        DIRECTOR      MARCH 21, 2000
   ------------                -----------------------       ----------   ------------------
Claire C. Skinner    (45)  Chairman of the Board and Chief      1993        268,252   (1.7%) (2)(3)
                             Executive Officer (Daughter of
                             Thomas H. Corson and Niece of
                             Keith D. Corson)
Keith D. Corson      (64)  President and Chief Operating        1991         93,900          (2)(3)(4)
                             Officer (Brother of Thomas H.
                             Corson)
Thomas H. Corson     (72)  Retired Chairman of the Board of     1965      1,083,690   (7.0%) (3)
                             the Company
Geoffrey B. Bloom    (58)  Chairman & CEO, Wolverine World      1999          1,000          (4)
                             Wide
Robert J. Deputy     (61)  President, Godfrey Marine, Inc.      1998         13,000          (4)
Donald W. Hudler     (65)  Chairman & CEO, Saturn Retail        1999          1,000          (4)
                             Enterprises, Inc.
William P. Johnson   (58)  Chairman of the Board of Goshen      1978         16,315          (4)
                             Rubber Co., Inc.
Philip G. Lux        (71)  Retired President of the Company     1979         96,136          (4)
Edwin W. Miller      (54)  Chairman & CEO, Millenium            1998          1,900          (4)
                             Capital Group
Fredrick M. Miller   (44)  Partner, Dykema Gossett PLLC         1999             --       --

---------------

(1) All of the nominees have held the positions set opposite their names for more than the past five years except for C.C. Skinner, G.B. Bloom, D.W. Hudler and E.W. Miller. Ms. Skinner was an Executive Vice President of the Company prior to being elected Vice Chairman on May 4, 1995, and Chairman and CEO on August 1, 1997. Prior to 1996 Mr. Bloom was President and Chief Executive Officer of Wolverine World Wide, Inc. since 1993. Mr. Hudler was Chairman, President and CEO of Saturn Corp. GM from April 1, 1997 to December 31, 1998. Prior to that he was President and CEO of Saturn GM. Prior to Mr. Miller's current position he was a retired Financial Vice President and Treasurer, Eli Lilly and Company.

(2) Includes 30,000 shares held under options exercisable within 60 days of the record date for the Annual Meeting by C.C. Skinner, and 25,000 shares by K.D. Corson.

(3) Includes shares, as to which beneficial ownership is disclaimed, held by or for the benefit of family members as follows: C.C. Skinner, 52,492 shares, K.D. Corson, 36,400 shares and T.H. Corson, 507,540 shares.

(4) Less than 1.0%.

                            PROPOSAL TO APPROVE THE
                      2000 OMNIBUS STOCK INCENTIVE PROGRAM

BACKGROUND

     The Board of Directors is proposing for shareholder approval the 2000 Omnibus Stock Incentive Program (the "Plan"). The purpose of the Plan is to enable the Company to offer non-employee directors, officers and other key employees of the Company and its subsidiaries performance-based incentives and other equity interests in the Company, thereby attracting, retaining and rewarding such persons and strengthening the mutuality of interests between such persons and the Company's shareholders. Reference is made to Exhibit A for a complete statement of the provisions of the Plan which are summarized below.

     In structuring the Plan, the Board of Directors sought to provide for a variety of awards that could be flexibly administered to carry out the purposes of the Plan. This authority will permit the Company to keep pace with changing developments in management compensation and make the Company competitive with those companies that offer creative incentives to attract and keep key management employees. The flexibility of the Plan will allow the Company to respond to changes in tax laws, accounting rules, securities regulations and other rules regarding benefit plans as well as any other changed circumstances. The Plan grants the administrator's discretion in establishing the terms and restrictions deemed appropriate for particular awards as circumstances warrant.

     Shareholder approval of the Plan will also permit the performance-based awards discussed below to qualify for deductibility under Section 162(m) of the Internal Revenue Code.

SHARES AVAILABLE

     The Plan makes available for awards 1,000,000 shares of Common Stock, plus all shares remaining under the Company's now terminated 1994 Omnibus Stock Incentive Plan (approximately 108,000 shares). All of these shares may, but need not, be issued pursuant to the exercise of incentive stock options. The maximum number of shares which may be awarded to any participant in any year during the term of the Plan is 500,000 shares. If there is a lapse, expiration, termination or cancellation of any option or right prior to the issuance of shares or the payment of the equivalent thereunder, or if shares are issued and thereafter are reacquired by the Company pursuant to rights reserved upon issuance thereof, those shares may again be used for new awards under the Plan.

ADMINISTRATION

     The Plan provides for administration by a committee to be comprised of either the Compensation Committee of the Board or another committee designated by the Board (the "Committee"). Among the Committee's powers are the authority to interpret the Plan, establish rules and regulations for its operation, select officers and other key employees of the Company and its subsidiaries to receive awards, and determine the form, amount and other terms and conditions of awards. The Committee also has the power to modify or waive restrictions on awards, to amend awards and to grant extensions and accelerations of awards.

ELIGIBILITY FOR PARTICIPATION

     Officers and other key employees of the Company or any of its subsidiaries, as well as non-employee directors, are eligible to participate in the Plan. The selection of participants from eligible employees is within the discretion of the Committee. The estimated number of employees who are eligible to participate in the Plan is 400.

TYPES OF AWARDS

     The Plan provides for the grant of any or all of the following types of awards: (1) stock options, including incentive stock options and nonqualified stock options; (2) stock appreciation rights; (3) stock awards, including restricted stock; and (4) performance awards. Awards may be granted singly, in combination, or in tandem as determined by the Committee.

STOCK OPTIONS

     Under the Plan, the Committee may grant awards in the form of options to purchase shares of the Common Stock. The Committee will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option's exercise and vesting, and the exercise price per share of stock subject to the option. The exercise price of a stock option will not be less than 100 percent of the fair market value of the Coachmen Stock on the date the option is granted. The option price may, at the discretion of the Committee, be paid by a participant in cash, shares of Common Stock owned by a participant for at least six months, or a combination thereof or such other consideration as the Committee may deem appropriate.

STOCK APPRECIATION RIGHT (SARS)

     The Plan authorizes the Committee to grant an SAR either in tandem with a stock option or independent of a stock option. An SAR is a right to receive a payment equal to the appreciation in market value of a stated number of shares of Common Stock from the exercise price to the market value on the date of its exercise.

     A tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. Upon the exercise of a stock option as to some or all of the shares covered by the award, the related tandem SAR will be cancelled automatically to the extent of the number of shares acquired through the stock option exercise.

STOCK AWARDS

     The Plan authorizes the Committee to grant awards in the form of restricted or unrestricted shares of Common Stock. Stock awards will be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate including, but not by way of limitation, restrictions on transferability, continued employment and performance goals established by the Committee over a designated period of time.

PERFORMANCE AWARDS

     The Plan allows for the grant of performance awards which may take the form of cash, performance units, performance shares, or any combination thereof. Performance awards will be contingent upon the attainment over a period to be determined by the Committee of certain performance goals. The length of the performance period, the performance goals to be achieved and the measure of whether and to what degree the goals have been achieved will be determined by the Committee. Amounts earned under the performance awards may be paid in cash or shares of Common Stock. The maximum dollar value payable with respect to Performance Awards to any participant in any fiscal year of the Company shall not exceed $500,000.

PERFORMANCE GOALS

     Performance goals shall be based on one or more business criteria, including, but not limited to, earnings per share, return on assets or equity, economic value added, market share, cash flow, operating costs and stock price, as determined by the Committee from time to time.

OTHER TERMS OF AWARDS

     The plan provides that awards shall not be transferable otherwise than by will or the laws of descent and distribution. The Committee shall determine the treatment to be afforded to a participant in the event of termination of employment for any reason including death, disability or retirement. Notwithstanding the foregoing, the Committee may permit the transferability of an award by a participant to members of the participant's immediate family or trusts or family partnerships for the benefit of the participant.

     Upon the grant of any award, the Committee may, by way of an award notice or otherwise, establish the other terms, conditions, restrictions and/or limitations covering the grant of the award not inconsistent with the Plan. No award shall be made more than ten years after the date of approval of the Plan by the Company shareholders. The Board of Directors reserves the right to amend, suspend or discontinue the Plan at any time, subject to the rights of participants with respect to any outstanding awards.

     The Plan contains provisions for equitable adjustment of awards in the event of a merger, consolidation, or reorganization, or issuance of shares without new consideration to the Company.

FEDERAL TAX TREATMENT

     Under current law, the following are the U.S. federal income tax consequences generally arising with respect to awards under the Plan.

     A participant who is granted an incentive stock option does not recognize any taxable income at the time of the grant or at the time of exercise. Similarly, the Company is not entitled to any deduction at the time of the grant or at the time of exercise. If the participant makes no disposition of the shares acquired pursuant to an Incentive Stock Option before the later of two years from the date of grant and one year from the date of exercise, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes.

     If a participant sells incentive stock option shares before having held them for the requisite one-year and two-year holding periods, the participant will recognize ordinary income to the extent of the lessor of (i) the gain realized upon the sale, or (ii) the excess of the fair market value of the shares on the date of exercise over the exercise price. Any additional gain will be treated as long-term or short-term capital gain, depending on how long the option shares were held. The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant.

     A participant who is granted a non-qualified stock option will not have taxable income at the time of grant, but will have taxable income at the time of exercise equal to the difference between the exercise price of the shares and the market value of the shares on the date of exercise. The Company is entitled to a tax deduction for the same amount.

     The grant of an SAR will produce no U.S. federal tax consequences for the participant or the Company. The exercise of an SAR results in taxable income to the participant, equal to the difference between the exercise price of the shares and the market price of the shares on the date of exercise, and a corresponding tax deduction to the Company.

     A participant who has been granted an award of restricted shares of Common Stock will not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at the time of the grant, unless the participant makes an election to be taxed at the time of the award. When the restrictions lapse, the participant will recognize taxable income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will be entitled to a corresponding tax deduction.

     The grant of an unrestricted stock award will produce immediate tax consequences for both the participant and the Company. The participant will be treated as having received taxable compensation in an amount equal to the then fair market value of the Common Stock awarded. The Company will receive a corresponding tax deduction.

     A participant who has been granted performance awards will not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at such time. A participant will realize ordinary income at the time the award is paid equal to the amount of cash paid or the value of the shares delivered and the Company will have a corresponding tax deduction.

OTHER INFORMATION

     A new benefits table is not provided because no grants have been made under the Plan and all benefits are discretionary. The closing price of the Common Stock as reported on the New York Stock Exchange Composite Transactions Tape for March 21, 2000 was $14.1875 per share.

     Approval of the Plan requires that the votes cast in favor exceed the votes cast in opposition. Abstentions will not count as a vote against the proposal, and broker non-votes will have no effect on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2000 OMNIBUS STOCK INCENTIVE PROGRAM.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY COMPENSATION TABLE

                                                           LONG-TERM COMPENSATION
                                                         --------------------------
                                   ANNUAL COMPENSATION    SECURITIES     RESTRICTED
         NAME AND                  -------------------    UNDERLYING       STOCK         ALL OTHER
    PRINCIPAL POSITION      YEAR    SALARY    BONUS(1)   OPTIONS(#)(2)   AWARDS(3)    COMPENSATION(4)
    ------------------      ----   --------   --------   -------------   ----------   ---------------
Claire C. Skinner           1999   $270,000   $270,000      10,000        $               $8,454
Chairman of the             1998    252,000    252,000                                     8,231
Board and Chief             1997    217,000    223,920      30,000                         7,552
Executive Officer
Keith D. Corson             1999    235,000    235,000      10,000                         9,339
President and Chief         1998    220,000    220,000                                     9,145
Operating Officer           1997    210,000    210,000      20,000                         7,691
Gene E. Stout               1999    151,000     90,600       5,000                         7,069
Executive Vice              1998    144,000     86,400       6,000         26,850          6,307
President, Corporate        1997    138,000     87,800       5,000                         5,202
Development
James P. Skinner            1999    130,000     48,750       5,000                         5,182
Senior Vice President,      1998    125,000     56,013       5,000         26,850          5,165
Operations Development      1997    105,000     36,120       4,000                         3,853
And Parts & Supply
(Husband of Claire C.
  Skinner)
John T. Trant               1999    130,000     63,778       5,000                           610
Senior Vice President,      1998    125,000     51,180       5,000         26,850            617
Executive Vice              1997    105,000     35,343       4,000                         1,963
President, Housing
Group

---------------

(1) The Company has incentive bonus plans for both designated officers and key management personnel. Under these plans and subject to certain limitations and exceptions, bonus payments are made from an amount equal to a maximum of 20% of the result reached by subtracting 6% of the previous year-end net worth from annual earnings, before the bonuses described herein and income taxes.

(2) The options are for a term of five years and become exercisable at the rate of 25% per year at the end of the first year. The option plan permits the optionee to pay for exercise with common stock and to pay withholding tax with shares acquired on exercise.

(3) The stock awards vest over a four-year period at the rate of 25% per year at the end of the first year. No dividends are paid on the unvested portion of the awards. On December 31, 1999, the remaining value of Gene E. Stout's, James P. Skinner's and John T. Trant's awards were $13,613 each.

(4) The Compensation Committee has approved executive deferred compensation agreements for certain corporate and subsidiary officers. These agreements provide monthly payments to executives upon retirement and provide for monthly payments to the executive's beneficiaries should the executive die prematurely. The benefits are funded by the Company's purchase of insurance on the lives of the executive officers. These agreements provide for twenty-year payments upon retirement and are fully funded by the life insurance purchased. The amounts in this column represent the Company's contributions under the deferred compensation plan and interest earned above 120% of the applicable federal rate.

STOCK OPTION GRANTS TABLE

     The following table shows information with respect to options for the Company's Common Stock (without par value) granted under the Company's 1994 Omnibus Stock Incentive Program.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                    POTENTIAL REALIZABLE
                                            % OF TOTAL                                     VALUE
                              OPTIONS     OPTIONS GRANTED   EXERCISE   EXPIRATION   --------------------
                             GRANTED(#)    TO EMPLOYEES      PRICE        DATE         5%         10%
                             ----------   ---------------   --------   ----------   --------   ---------
Claire C. Skinner..........    10,000           2.5         $24.875     1/28/04     $68,725    $151,864
Keith D. Corson............    10,000           2.5          24.875     1/28/04      68,725     151,864
Gene E. Stout..............     5,000           1.3          24.875     1/28/04      34,363      75,932
James P. Skinner...........     5,000           1.3          24.875     1/28/04      34,363      75,932
John T. Trant..............     5,000           1.3          24.875     1/28/04      34,363      75,932

STOCK OPTION EXERCISES AND VALUES TABLE

     The following table shows information with respect to options for the Company's Common Stock either exercised or having value outstanding under the Company's 1994 Omnibus Stock Incentive Program.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1999
                           AND YEAR-END OPTION VALUES

                                                        NUMBER OF SECURITIES
                            OPTIONS EXERCISED          UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                 IN 1999               OPTIONS AT DECEMBER 31,       IN-THE-MONEY OPTIONS AT
                       ---------------------------              1999                   DECEMBER 31, 1999*
                       SHARES ACQUIRED     VALUE     ---------------------------   ---------------------------
                         ON EXERCISE     REALIZED*   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                       ---------------   ---------   -----------   -------------   -----------   -------------
Claire C. Skinner....      10,000        $145,625       32,500         27,500       $107,813        $12,813
Keith D. Corson......      20,000         208,750       17,500         22,500         38,438         12,813
Gene E. Stout........       4,000          60,950       13,500         13,500         57,750          7,688
James P. Skinner.....       4,000          58,250       11,750         12,250         50,813          7,688
John T. Trant........         500           6,844        8,750         12,250         30,000          7,688

---------------

* Market value of the underlying securities at exercise date or year-end as the case may be, minus the exercise price of the options.

CHANGE IN CONTROL AGREEMENTS

     The Company has entered into Change in Control Agreements with certain key employees, including the named executive officers. Each Change in Control Agreement provides for the payment of benefits in the event that, within a three-year period following the date of a "change in control", (i) the executive's employment is terminated by the Company without "cause", or (ii) the executive terminates employment for "good reason". The terms "change in control", "cause" and "good reason" are defined in the Agreements. The amount of the benefits payable to an executive entitled thereto would be an amount equal to accrued salary through the termination date and target annual bonus, plus either two or three times the sum of (i) the executive's annual base salary at the rate in effect at the time of the change in control or upon termination, whichever is greater, plus (ii) the executive's target annual bonus. The Agreements also provide for the full vesting of an executive's 401(k) account and a matching contribution for a two or three-year period, as well as the acceleration of vesting of any outstanding options or shares of restricted stock and the continuation of certain fringe benefits for a two or three-year period. Certain Change in Control Agreements provide a gross-up of the amount of benefits provided to hold the executives harmless from the impact of any excise tax imposed under the "parachute payment" provisions of the Internal Revenue Code. The term of the Agreements shall extend through the executive's term of employment, or the third anniversary of the date of a change in control of the Company, if sooner.

BOARD OF DIRECTORS

     The Company's Board of Directors has an Audit Committee consisting of William P. Johnson, Philip G. Lux, and Edwin W. Miller. The functions of the Audit Committee are to review and approve in advance the scope of the annual audit by the Company's independent public accountants, to review internal audit procedures, to review all matters having a material effect upon the Company's financial operations and to discuss fees paid to the Company's independent public accountants. The committee met three times in 1999.

     The Board of Directors has a Compensation Committee consisting of Philip G. Lux, William P. Johnson and Robert J. Deputy. This committee reviews and approves compensation plans for all senior corporate officers, stock option grants and profit sharing awards. The committee met one time in 1999.

     The Board of Directors has a Nominating Committee consisting of Thomas H. Corson, Robert J. Deputy, and William P. Johnson. This committee selects and nominates candidates for Board membership. The committee met three times in 1999. The Nominating Committee will consider director nominees recommended by shareholders if the recommendations are submitted in writing to the committee in accordance with the Company's Bylaws.

     The Board of Directors had four meetings in 1999. All directors attended at least three meetings. Non-employee directors are paid a fee of $8,000 annually, plus $500 per meeting attended. They also receive $1,000 per year per committee served on, plus $500 per meeting held on days other than regular board meetings. Employee directors receive no compensation as such.

     In addition, each Non-employee Director of the Company, with at least one full year of service as a director, automatically receives under the Plan a one-time restricted stock award for 4,000 shares of Common Stock which will vest at the rate of 400 shares per year over a ten-year period upon the attainment of an after-tax return on average shareholder equity of fifteen percent or greater. If in any year, the fifteen percent return on equity is not attained, the restricted share award for that year is forfeited. All of the incumbent directors have received the restricted share award, except for Geoffrey B. Bloom, Donald W. Hudler and Fredrick M. Miller, who will be eligible to receive their awards in 2000.

                         COMPENSATION COMMITTEE REPORT

     This report of the Compensation Committee and the following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION PHILOSOPHY

     In designing its compensation programs, the Company follows its belief that compensation should reflect the value created for shareholders while supporting the Company's strategic goals. In doing so, the compensation programs reflect the following themes:

     - Compensation should be meaningfully related to the value created for shareholders.

     - Compensation programs should support the short- and long-term strategic goals and objectives of the Company.

     - Compensation programs should reflect and promote the Company's values, and reward individuals for outstanding contributions to the Company's success.

     - Short- and long-term compensation play a critical role in attracting and retaining well qualified executives.

     - Federal tax law imposes a $1 million limit on the tax deduction for certain executive compensation payments. Because the total compensation for executive officers is significantly below the $1 million threshold, the Compensation Committee has not had to address the issues relative thereto.

PAY MIX AND MEASUREMENT

     Coachmen's executive compensation is based on three components, each of which is intended to serve the overall compensation philosophy.

     BASE SALARY levels for the Company's executive officers are competitively set relative to companies in the recreational vehicle and manufactured housing industries and other comparable companies. In determining salaries, the Committee also takes into account individual experience and performance. The base salary of the current Chairman and Chief Executive Officer was $217,000 in 1997, $252,000 in 1998 and $270,000 in 1999.

     ANNUAL INCENTIVES for executives are intended to reflect the Company's belief that management's contribution to shareholder returns comes from maximizing earnings and the quality of those earnings. Accordingly, the annual incentive compensation plan is funded from a pre-set portion of the Company's net income which exceeds a threshold return on equity. See footnote 1 to Summary Compensation Table. The Compensation Committee believes that this program provides an excellent link between the value created for shareholders and the incentives paid to executives. The current Chairman and CEO received an annual incentive of $223,920 in 1997, $252,000 in 1998 and $270,000 in 1999.

     In addition to the incentive compensation described above, certain employees engaged in running specific lines of business receive incentive pay which is tied to the business results of such lines of business. Accordingly, Ms. Skinner, prior to becoming Chairman, was entitled to participate in an incentive pool funded by the profits of the business line she managed, after allowing the company to achieve what the Committee deemed to be an acceptable rate of return from the business. In addition, she received an incentive bonus based on the return on assets earned by each of the business units she oversaw.

     LONG-TERM INCENTIVES provided through grants of stock options and stock awards to the named executives and others, are intended to retain and motivate executives to improve long-term stock market performance. Stock options are granted at the prevailing market price and will only have value if the Company's stock price increases. Generally, grants vest in equal amounts annually over four years. Executives must be employed by the Company at the time of vesting in order to exercise the options.

     Stock options are granted to the current Chairman and CEO, and to other executives, primarily based on the executive's ability to influence the Company's long-term growth and profitability. In 1997 the CEO was granted an option for 10,000 shares at an option price of $20.875 and an option for 20,000 shares at $16.625 and, in 1999, 10,000 shares at $24.875.

     Since all options are granted at the current market price, the value of the option bears a direct relationship to the Company's stock price and is an effective incentive for executives to create value for shareholders. The Committee therefore views stock options as an important component of its long-term performance-based compensation philosophy.

Philip G. Lux, Chairman,                      William P. Johnson, Member
Compensation Committee                        Robert J. Deputy, Member

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Philip G. Lux was President and Chief Operating Officer of the Company prior to his retirement on December 31, 1991.

                               PERFORMANCE GRAPH

     The stock price performance shown on the graph below is not necessarily indicative of future price performance. The companies comprising the Peer Group are Fleetwood Enterprises, Inc., Skyline Corporation, Thor Industries, Inc. and Winnebago Industries, Inc. The total return of each company in the Peer Group has been weighted according to Coachmen's stock market capitalization.

                      COMPARATIVE FIVE-YEAR TOTAL RETURNS*
                         COACHMEN, S&P 500, PEER GROUP
                     (PERFORMANCE RESULTS THROUGH 12/31/99)

                              [PERFORMANCE CHART]

----------------------------------------------------------------------------------------------------------------
                                       1994         1995         1996         1997         1998         1999
----------------------------------------------------------------------------------------------------------------
 COACHMEN INDUSTRIES, INC             100.00       143.86       379.11       291.08       357.47       208.33
 S&P 500 INDEX                        100.00       137.58       169.17       225.60       290.08       351.12
 PEER GROUP                           100.00       122.47       137.08       198.60       196.96       162.60

Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in Coachmen common stock, S&P 500, and Peer Group. *Cumulative total return assumes reinvestment of dividends.

                             ACCOUNTING INFORMATION

     The Company's certified public accountants for the year 1999 were PricewaterhouseCoopers LLP and that firm has been selected as the Company's accountants for fiscal 2000. Such accounting firm is expected to have a representative at the Annual Meeting of Shareholders and will be available to respond to appropriate questions at that time and have an opportunity to make a statement if they desire to do so.

                                       By Order of the Board of Directors,

                                                CLAIRE C. SKINNER
                                                     Chairman

Dated: March 27, 2000

                                                                       EXHIBIT A

                           COACHMEN INDUSTRIES, INC.

                      2000 OMNIBUS STOCK INCENTIVE PROGRAM

     1. Purpose. The Coachmen Industries, Inc. 2000 Omnibus Stock Incentive Program (the "Plan") is intended to provide incentives which will attract and retain highly competent persons as directors, officers and key employees of Coachmen Industries, Inc. and its subsidiaries (the "Company"), by providing them opportunities to acquire shares of Common Stock of the Company ("Common Stock") or to receive monetary payments based on the value of such shares pursuant to the Benefits described herein.

     2. Administration. The Plan will be administered by the Compensation Committee of the Board of Directors or another committee (the "Committee") appointed by the Board of Directors of the Company from among its members which shall be comprised of not less than two members of the Board provided, however, that as long as the Common Stock of the Company is registered under the Securities Exchange Act of 1934, each member of the Committee must qualify as a "Non-employee Director" within the meaning of Securities and Exchange Commission Regulation sec. 240.16b-3. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Benefits (as defined below) granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or, except in circumstances involving his or her bad faith, gross negligence or fraud, for any act or failure to act by the member or employee.

     3. Participants. Participants will consist of all Non-employee Directors of the Company and such officers and key employees of the Company as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Benefits under the Plan. Designation of the participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year or, once designated, to receive the same type or amount of Benefit as granted to the participant in any year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits.

     4. Type of Benefits. Benefits under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Stock Awards, and (d) Performance Awards, all as described below (collectively "Benefits").

     5. Common Stock Reserved under the Plan. There is hereby reserved for issuance under the Plan an aggregate of 1,000,000 shares of Common Stock, which may be authorized and unissued or treasury, plus any shares of Common Stock which as of the effective date of this Plan are authorized for award under the Company's Key Employees Incentive Stock Option Plan and the 1994 Omnibus Stock Incentive Program (the "Prior Plans") and which have not been awarded, plus any shares of Common Stock from the Prior Plans if there is a lapse, forfeiture, expiration or termination of any such award. All of the reserved shares may, but need not be issued pursuant to the exercise of Incentive Stock Options. The maximum number of shares of Common Stock which may be available for the award of Benefits to any participant in any fiscal year of the Company shall not exceed 500,000 shares, subject to the adjustment provisions in Section 12. Any shares subject to Stock Options or Stock Appreciation Rights or issued under such options or rights or as Stock Awards may thereafter be subject to new options, rights or awards under this Plan if there is a lapse, forfeiture, expiration or termination of any such options or rights prior to issuance of the shares or the payment of the equivalent or if shares are issued under such options or rights or as such awards, and thereafter are reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof.

     6. Stock Options. Stock Options will consist of awards from the Company, in the form of agreements, which will enable the holder to purchase a specific number of shares of Common Stock, at set terms and at a fixed purchase price. Stock Options may be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code ("Incentive Stock Options") or Stock Options which do not constitute Incentive Stock Options ("Nonqualified Stock Options"). The Committee will have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options, (in each case with or without Stock Appreciation Rights). Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time, subject to the following limitations:

          (a) Exercise Price. Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine at the date of grant, provided, however, that the per-share exercise price for Incentive Stock Options shall not be less than 100% of the Fair Market Value of the Common Stock on the date the option is granted and provided further that the per-share exercise price for Nonqualified Stock Options shall not be less than 90% of the Fair Market Value of the Common Stock on the date the option is granted.

          (b) Payment of Exercise Price. The option exercise price may be paid by check or, in the discretion of the Committee, by the delivery of shares of Common Stock of the Company then owned by the participant or certification of such ownership; provided, however, that option agreements may provide that payment of the exercise price by delivery of shares of Common Stock of the Company then owned by the participant or certification may be made only if such payment does not result in a charge to earnings for financial accounting purposes as determined by the Committee. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

          (c) Exercise Period. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.

          (d) Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to participants who are employees of the Company or one of its subsidiaries (within the meaning of Section 424(f) of the Internal Revenue Code) at the date of grant. The aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company) shall not exceed $100,000. Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, unless the option price is fixed at not less than 110% of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option.

     7. Stock Appreciation Rights. The Committee may, in its discretion, grant Stock Appreciation Rights to the holders of any Stock Options granted hereunder. In addition, Stock Appreciation Rights may be granted independently of and without relation to options. Each Stock Appreciation Right shall be subject to such terms and conditions consistent with the Plan as the Committee shall impose from time to time, including the following:

          (a) A Stock Appreciation Right relating to a Nonqualified Stock Option may be made part of such option at the time of its grant or at any time thereafter up to twelve months prior to its expiration, and a Stock Appreciation Right relating to an Incentive Stock Option may be made part of such option only at the time of its grant.

          (b) Each Stock Appreciation Right will entitle the holder to elect to receive the appreciation in the Fair Market Value of the shares subject thereto up to the date the right is exercised. In the case of a right issued in relation to a Stock Option, such appreciation shall be measured from not less than the option price and in the case of a right issued independently of any Stock Option, such appreciation shall be measured from not less than 90% of the Fair Market Value of the Common Stock on the date the right is granted. Payment of such appreciation shall be made in cash or in Common Stock, or a combination thereof, as set forth in the award, but no Stock Appreciation Right shall entitle the holder to receive, upon exercise thereof, more than the number of shares of Common Stock (or cash of equal value) with respect to which the right is granted.

          (c) Each Stock Appreciation Right will be exercisable at the time and to the extent set forth therein, but no Stock Appreciation Right may be exercisable earlier than twelve months after the date it was granted or later than the earlier of (i) the term of the related option, if any, or
     (ii) ten years after it was granted. Exercise of a Stock Appreciation Right shall reduce the number of shares issuable under the Plan (and the related option, if any) by the number of shares with respect to which the right is exercised.

     8. Stock Awards. Stock Awards will consist of Common Stock transferred to participants without other payments therefor as additional compensation for services to the Company. Stock Awards shall be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, the right of the Company to reacquire such shares for no consideration upon termination of the participant's employment within specified periods, and conditions requiring that the shares be earned in whole or in part upon the achievement of performance goals established by the Committee over a designated period of time. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody until the restrictions thereon shall have lapsed. The Stock Award shall specify whether the participant shall have, with respect to the shares of Common Stock subject to a Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to receive dividends and to vote the shares.

     9. Performance Awards.

          (a) Performance Awards may be granted to participants at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determining the number, amount and timing of awards granted to each participant. Such Performance Awards may take the form of, as determined by the Committee, including without limitation, cash, shares of Common Stock, performance units and performance shares, or any combination thereof. Performance Awards may be awarded as short-term or long-term incentives. The Committee shall set performance goals at its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Awards that will be paid out to the participants, and may attach to such Performance Awards one or more restrictions. Performance goals may be based upon, without limitation, Company-wide, divisional, project team, and/or individual performance.

          (b) The Committee shall have the authority at any time to make adjustments to performance goals for any outstanding Performance Awards which the Committee deems necessary or desirable unless at the time of establishment of goals the Committee shall have precluded its authority to make such adjustments. However, the Committee may not make any adjustment to a performance goal if such adjustment would result in increased compensation to a "covered employee" within the meaning of Section 162(m) of the Code.

          (c) Payment of earned Performance Awards shall be made in accordance with terms and conditions prescribed or authorized by the Committee. The participant may elect to defer, or the Committee may require the deferral of, the receipt of Performance Awards upon such terms as the Committee deems appropriate.

     10. Change in Control. In the event of a change in control of the Company, all outstanding stock options and stock appreciation rights shall become immediately exercisable, all stock awards shall immediately vest and all performance goals shall be deemed fully achieved. For these purposes, change in control shall mean the occurrence of any of the following events, as a result of one transaction or a series of transactions:

          (a) any "person" (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding the Company, its affiliates and any qualified or nonqualified plan maintained by the Company or its affiliates) becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under such Act), directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company's then outstanding securities;

          (b) during a period of 24 months, a majority of the Board of Directors of the Company ceases to consist of the existing membership or successors nominated by the existing membership or their similar successors;

          (c) shareholder approval of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

          (d) shareholder approval of either (A) a complete liquidation or dissolution of the Company or (B) a sale or other disposition of all or substantially all of the assets of the Company, or a transaction having a similar effect.

     11. Performance Goals. Stock Awards and Performance Awards may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, including, but not limited to, earnings per share, return on assets or equity, economic value added, market share, cash flow, operating costs, and stock price, as determined by the Committee from time to time. However, the Committee may not in any event increase the amount of compensation payable to a "covered employee" within the meaning of Section 162(m) of the Code upon the attainment of a performance goal.

     12. Adjustment Provisions.

          (a) If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Common Stock) the total number of shares available for Benefits under this Plan shall be appropriately adjusted and the number of shares covered by each outstanding Benefit and the reference price or Fair Market Value for each outstanding Benefit shall be adjusted so that the net value of such Benefit shall not be changed.

          (b) In the case of any sale of assets, merger, consolidation, combination or other corporate reorganization or restructuring of the Company with or into another corporation which results in the outstanding Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), subject to the provisions of this Plan and any limitation applicable to the
     Benefit:

             (i) any participant to whom a Stock Option has been granted shall have the right thereafter and during the term of the Stock Option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of shares of Common Stock which might have been obtained upon exercise of the Stock Option or portion thereof, as the case may be, immediately prior to the Acquisition; or

             (ii) any participant to whom a Stock Appreciation Right has been granted shall have the right thereafter and during the term of such right to receive upon exercise thereof the difference on the exercise date between the aggregate Fair Market Value of the Acquisition Consideration receivable upon such acquisition by a holder of the number of shares of Common Stock which are covered by such right and the aggregate reference price of such right.

The term "Acquisition Consideration" shall mean the kind and amount of securities, cash or other property or any combination thereof receivable in respect of one share of Common Stock upon consummation of an Acquisition.

          (c) Notwithstanding any other provision of this Plan, the Committee may authorize the issuance, continuation or assumption of Benefits or provide for other equitable adjustments after changes in the Common Stock resulting from any other merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence upon such terms and conditions as it may deem equitable and appropriate.

          (d) In the event that another corporation or business entity is being acquired by the Company, and the Company assumes outstanding employee stock options and/or stock appreciation rights and/or the obligations to make future grants of options or rights to employees of the acquired entity, the aggregate number of shares of Common Stock available for Benefits under this Plan shall be increased accordingly.

     13. Nontransferability. Each Benefit granted under the Plan to a participant shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant's lifetime, only by the participant. In the event of the death of a participant while the participant is rendering services to the Company, each Stock Option or Stock Appreciation Right theretofore granted to him shall be exercisable during such period after his death as the Committee shall in its discretion set forth in such option or right at the date of grant (but not beyond the stated duration of the option or right) and then only:

          (a) By the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution; and

          (b) To the extent that the deceased participant was entitled to do so at the date of his or her death.

Notwithstanding the foregoing, at the discretion of the Committee, an award of a Benefit may permit the transferability of a Benefit by a participant solely to members of the participant's immediate family or trusts or family partnerships for the benefit of such persons, subject to any restriction included in the award of the Benefit.

     14. Other Provisions. The award of any Benefit under the Plan may also be subject to such other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including without limitation, provisions for the installment purchase of Common Stock under Stock Options, provisions for the installment exercise of Stock Appreciation Rights, provisions to assist the participant in financing the acquisition of Common Stock, provisions for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Benefit, provisions for the acceleration of exercisability or vesting of Benefits in the event of a change of control of the Company, provisions for the payment of the value of Benefits to participants in the event of a change of control of the Company, provisions to comply with federal and state securities laws, or understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan.

     15. Fair Market Value. For purposes of this Plan and any Benefits awarded hereunder, Fair Market Value shall be the closing price for the Company's Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on the date of calculation) if the Company's

Common Stock is readily tradeable on a national securities exchange or other market system, and if the Company's Common Stock is not readily tradeable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Common Stock of the Company.

     16. Withholding. All payments or distributions made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. The Committee may, in its discretion and subject to such rules as it may adopt, permit an optionee or award or right holder to pay all or a portion of the minimum federal, state and local withholding taxes arising in connection with (a) the exercise of a Nonqualified Stock Option or a Stock Appreciation Right or (b) the receipt or vesting of Stock Awards, by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount to be withheld.

     17. Tenure. A participant's right, if any, to continue to serve the Company as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

     18. Duration, Amendment and Termination. No Benefit shall be granted more than ten years after the date of the approval of this Plan by the stockholders of the Company; provided, however, that the terms and conditions applicable to any Benefit granted prior to such date may thereafter be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. Also, by mutual agreement between the Company and a participant hereunder, under this Plan or under any other present or future plan of the Company, benefits may be granted to such participant in substitution and exchange for, and in cancellation of, any Benefits previously granted such participant under this Plan, or any other present or future plan of the Company. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing Benefit or change the terms and conditions thereof without the participant's consent. No amendment of the Plan shall be made without approval of the stockholders of the Company, if such approval is required by law, regulation or stock exchange rule.

     19. Governing Law. This Plan, Benefits granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Indiana (regardless of the law that might otherwise govern under applicable Indiana principles of conflict of laws).

     20. Shareholder Approval. The Plan was adopted by the Board of Directors of the Company on February 3, 2000. The Plan and any Benefits granted thereunder shall be null and void if shareholder approval is not obtained within twelve
(12) months of the adoption of the Plan by the Board of Directors.

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          COACHMEN INDUSTRIES, INC.                                PROXY

          P. O. BOX 3300

          ELKHART, INDIANA 46515

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Claire C. Skinner and Keith D.
          Corson, and each of them, as his proxies, each with full power of substitution, to REPRESENT AND TO VOTE, AS DESIGNATED BELOW, ALL OF THE UNDERSIGNED'S Common Stock of Coachmen Industries, Inc. at the Annual Meeting of shareholders of Coachmen Industries, Inc. to be held on May 4, 2000 and at any adjournment thereof, with the same authority as if the undersigned were personally present.

                 1. ELECTION OF DIRECTORS           FOR all nominees listed below (except   WITHHOLD AUTHORITY to vote for
                                                    as                                      all
                                                    marked to the contrary below)       [ ] nominees listed below         [
                                                                                            ]

          Claire C. Skinner, Keith D. Corson, Thomas H. Corson, Geoffrey
                           B. Bloom, Robert J. Deputy,

          Donald W. Hudler, William P. Johnson, Philip G. Lux, Edwin W.
                           Miller, Frederick M. Miller

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below:

          --------------------------------------------------------------

2. PROPOSAL TO APPROVE THE 2000 OMNIBUS STOCK INCENTIVE PROGRAM

              FOR [ ]              AGAINST [ ]              ABSTAIN [ ]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                (Continued and to be signed on the reverse side.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
          BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE GIVEN AND
          ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE ANNUAL MEETING.

                 Dated: , 2000                                                ---------------------------------------------
                                                                                               (Signature)
                                                                              ---------------------------------------------
                                                                                               (Signature)
                                                                              (If the stock is registered in the name of
                                                                              more than one person, the proxy should be
                                                                              signed by all named holders. If signing as
                                                                              attorney, executor, administrator, trustee,
                                                                              guardian, corporate official, etc., please
                                                                              give full title as such.)